Exhibit 99.2

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield.  It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

August 25, 2009

Newfield recently announced its decision to curtail approximately 2.5 Bcfe of its expected third quarter 2009 natural gas production in response to low gas prices. The guidance table in this publication has been updated to reflect the planned curtailments.

REVISED THIRD QUARTER 2009 ESTIMATES
	Domestic	Int’l	Total
Production/Liftings
Natural gas – Bcf	41.0 – 46.4	–	41.0 – 46.4
Oil and condensate – MMBbls	1.5 – 1.6	1.7 – 1.9	3.2 – 3.5
Total Bcfe	50.0 – 56.0	10.4 – 11.5	60.4 – 67.5

Average Realized Prices
Natural gas – $/Mcf	Note 1
Oil and condensate – $/Bbl	Note 2	Note 3
Mcf equivalent – $/Mcfe

Operating Expenses:
Lease operating
Recurring ($MM)	$34.0 - $38.0	$21.7 - $24.0	$55.7 - $62.0
per/Mcfe	$0.67 - $0.68	$2.08 - $2.10	$0.92 - $0.93
Major (workover, repairs, etc.) ($MM)	$4.0 - $6.0	$0.9 - $1.0	$4.9 - $7.0
per/Mcfe	$0.08 - $0.11	$0.09 - $0.10	$0.08 - $0.10

Production and other taxes ($MM)Note 4	$12.5 - $13.9	$9.6 - $10.6	$22.1 - $24.5
per/Mcfe	$0.24 - $0.25	$0.92 - $0.93	$0.36 - $0.37

General and administrative (G&A), net ($MM)	$29.9 - $33.0	$1.4 - $1.6	$31.3 - $34.6
per/Mcfe	$0.59 - $0.60	$0.13 - $0.14	$0.51 - $0.52

Capitalized internal costs ($MM)			$(18.5 - $20.5)
per/Mcfe			$(0.30 – $0.31)

Interest expense ($MM)			$29.9 - $33.1
per/Mcfe			$0.49 - $0.50

Capitalized interest ($MM)			$(11.4 - $12.6)
per/Mcfe			$(0.18 - $0.19)

Tax rate (%)Note 5			36-38%

Income taxes (%)
Current			14% - 16%
Deferred			84% - 86%

Note 1: Gas prices in the Mid-Continent, after basis differentials, transportation and handling charges, typically average 70 – 80% of the Henry Hub Index. Beginning in the third quarter of 2009, our realized prices for Mid-Continent properties should improve to 75-85% of the Henry Hub Index as we begin to utilize our agreements that provide guaranteed pipeline capacity at a fixed price to move this natural gas production to the Perryville markets. Gas prices in the Gulf Coast, after basis differentials, transportation and handling charges, are expected to average $0.50 – $0.75 per MMBtu less than the Henry Hub Index.
Note 2: Oil prices in the Gulf Coast typically average 90 – 95% of NYMEX WTI price. Rockies oil prices average about $12 - $14 per barrel below WTI. Oil production from the Mid-Continent typically averages 85 – 90% of WTI.
Note 3: Oil in Malaysia typically sells at a slight discount to Tapis, or about 85-90% of WTI. Oil production from China typically sells at $6 – $8 per barrel below WTI.
Note 4: Guidance for production taxes determined using $70/Bbl oil and $3.50/MMBtu gas.
Note 5: Tax rate applied to earnings excluding unrealized gains or losses on commodity derivatives.

NATURAL GAS HEDGE POSITIONS
Please see the tables below for our complete hedging positions. Items highlighted reflect new and/or changed data since our last publication on August 12, 2009.

The following hedge positions for the third quarter of 2009 and beyond are as of August 24, 2009:

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
22,150 MMMBtus	$7.81	—	—	—	—
13,620 MMMBtus	—	—	$8.00 — $11.83	$8.00	$8.97 — $14.37

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
26,120 MMMBtus	$7.34	—	—	—	—
8,435 MMMBtus	—	—	$8.23 — $11.20	$8.00 — $8.50	$8.97 — $14.37

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
31,800 MMMBtus	$6.79	—	—	—	—
5,700 MMMBtus	—	—	$8.50 — $10.44	$8.50	$10.00 — $11.00

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
34,850 MMMBtus	$6.41	—	—	—	—

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
35,200 MMMBtus	$6.41	—	—	—	—

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
28,320 MMMBtus	$6.49	—	—	—	—

First Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
18,900 MMMBtus	$6.55	—	—	—	—
Second Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,110 MMMBtus	$6.55	—	—	—	—

Third Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,320 MMMBtus	$6.55	—	—	—	—

Fourth Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,510 MMMBtus	$6.55	—	—	—	—

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00
2009
3rd Quarter	$138	$103	$67	$31	$(5)	$(27)
4th Quarter	$123	$88	$54	$19	$(15)	$(43)
Total 2009	$261	$191	$121	$50	$(20)	$(70)

2010
1st Quarter	$114	$77	$40	$2	$(35)	$(70)
2nd Quarter	$84	$49	$14	$(21)	$(56)	$(91)
3rd Quarter	$85	$49	$14	$(21)	$(56)	$(91)
4th Quarter	$70	$43	$14	$(14)	$(43)	$(71)
Total 2010	$353	$218	$82	$(54)	$(190)	$(323)

2011
1st Quarter	$48	$29	$10	$(8)	$(27)	$(46)
2nd Quarter	$49	$30	$10	$(9)	$(28)	$(47)
3rd Quarter	$49	$30	$11	$(9)	$(28)	$(47)
4th Quarter	$17	$10	$4	$(3)	$(9)	$(16)
Total 2011	$163	$99	$35	$(29)	$(92)	$(156)

In the Rocky Mountains, we hedged basis associated with 48% of the proved producing fields from September 2009 through full-year 2012. This is in addition to the 8,000 mmbtu/d sold on a fixed physical basis for the same term for a total basis hedged for the period of 73% at an average of $(0.94) per Mmbtu.

In the Mid-Continent, we hedged basis associated with 25% of our anticipated Stiles/Britt priced production from September 2009 through August 2011. This is in addition to the 30,000 mmbtu/d sold on a fixed physical basis for the same term for a total basis hedged for the period of 62% at an average of $(0.52) per Mmbtu.

Approximately 11% of our natural gas production correlates to Houston Ship Channel, 19% to Columbia Gulf, 14% to Texas Gas Zone 1, 9% to Southern Natural Gas, 7% to Transco Zone 0, 6% to CenterPoint/East, 16% to Panhandle Eastern Pipeline, 6% to Waha, 8% to Colorado Interstate, 4% to others.

CRUDE OIL HEDGE POSITIONS
The following hedge positions for the third quarter of 2009 and beyond are as of August 24, 2009:

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
810,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
180,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
819,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
182,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
184,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
184,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

*These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbls as per the table above until the price drops below a weighted average price of $50 per Bbls. Below $50 per Bbls, these contracts effectively result in realized prices that are on average $10 per Bbls higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

Oil Prices
	$40.00	$50.00	$60.00	$70.00	$80.00
2009
3rd Quarter	$123	$106	$90	$73	$56
4th Quarter	$129	$115	$99	$84	$70
Total 2009	$252	$221	$189	$157	$126

2010
1st Quarter	$70	$61	$50	$42	$33
2nd Quarter	$71	$62	$51	$42	$33
3rd Quarter	$72	$63	$52	$42	$33
4th Quarter	$72	$62	$52	$42	$33
Total 2010	$285	$248	$205	$168	$132

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX.  This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy of growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains and the Gulf of Mexico. The Company has international operations in Malaysia and China.

FORWARD LOOKING STATEMENTS
**This publication contains forward-looking information. All information other than historical facts included in this publication, such as information regarding estimated or anticipated production, costs and drilling and development plans and the timing of activities, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of refining capacity for the crude oil Newfield produces from its Monument Butte field in Utah, the availability and cost of capital resources, labor conditions and severe weather conditions. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.